Exhibit 10.119

Compensation Arrangements with Named Executive Officers other than Mr. Stillman

In the first week of January 2007, the following bonuses were paid to the Company’s named executive officers for their services rendered to the Company during 2006:

Executive Officer	Title	Bonus Amount
Eugene I. Zuriff	President and a Director	$60,000
Samuel Goldfinger	Financial Officer, Executive Vice President of Finance, Treasurer and Sec	$50,000

In addition, Mr. Goldfinger’s salary was increased from $170,000 to $190,000 commencing on January 2, 2007.  Mr. Zuriff’s salary remained at $165,000.